 TherapeuticsMD, Inc. 8-K

Exhibit 99.1

1 Investor Update October 15, 2019 Building a Premier Women’s Health Portfolio

2 2 Forward - Looking Statements This presentation by TherapeuticsMD, Inc. (referred to as “we” and “our”) may contain forward - looking statements. Forward - looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, as well as statements, other than historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions and are based on assumptions and assessments made in light of our managerial experience and perception of historical trends, current conditions, expected future developments and other factors we believe to be appropriate. Forward - looking statements in this presentation are made as of the date of this presentation, and we undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward - looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which may be outside of our control. Important factors that could cause actual results, developments and business decisions to differ materially from forward - looking statements are described in the sections titled “Risk Factors” in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10 - K and Quarterly Reports on Form 10 - Q, as well as our current reports on Form 8 - K, and include the following: our ability to maintain or increase sales of our products; our ability to develop and commercialize IMVEXXY ® , ANNOVERA TM , BIJUVA ® and our hormone therapy drug candidates and obtain additional financing necessary therefor; whether we will be able to comply with the covenants and conditions under our term loan facility; the potential of adverse side effects or other safety risks that could adversely affect the commercialization of our current or future approved products or preclude the approval of our future drug candidates; the length, cost and uncertain results of future clinical trials; the ability of our licensees to commercialize a nd distribute our products; our reliance on third parties to conduct our manufacturing, research and development and clinical trials; the availability of reimbursement from government authorities and health insurance companies for our products; the impact of product liability lawsuits; the influence of extensive and costly government regulation; the volatility of the trad ing price of our common stock and the concentration of power in our stock ownership. This non - promotional presentation is intended for investor audiences only.

Imvexxy (estradiol vaginal inserts)

September Launch Metrics

IMVEXXY Launch Metrics	
Total paid scripts[1] (September 1-30, 2019)	~44,900
Total patients (since launch through September 30, 2019)	~95,300
Total prescribers[2] (since launch through September 30, 2019)	~15,700

[1] Total prescription data is based on IQVIA prescriber level data plus additional unique patients identified through utilization of our affordability program. This includes up to one week of estimation for the lag in reporting retail data, which can cause minor fluctuations in historical comparisons.
[2] Total Unique Prescribers that have sent a prescription to a pharmacy for at least 1 patient for IMVEXXY.

TherapeuticsMD
For Her. For Life.
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4 4 Month 1 Month 2 Month 3 Month 4 Month 5 Month 6 Month 7 Month 8 Month 9 Month 10 Month 11 Month 12 Month 13 Month 14 Month 15 Month 16 Month 17 Month 18 Imvexxy 200 6,300 8,400 13,300 14,400 19,800 23,500 23,600 28,100 31,200 37,700 37,500 45,500 44,600 44,900 Vagifem 25mcg 300 3,500 8,800 12,600 17,800 21,000 24,000 26,700 28,700 36,200 37,200 43,200 45,900 47,900 52,600 48,700 57,700 56,500 Osphena 0 700 1,700 2,700 3,500 5,100 6,100 7,300 9,200 10,500 13,300 14,500 16,600 18,100 19,000 19,400 19,800 20,800 Intrarosa 100 1,400 2,400 3,900 5,100 6,300 6,900 7,600 9,700 10,600 12,600 13,800 14,700 16,500 16,100 19,200 19,200 20,600 Market Share 0.0% 1.3% 1.9% 2.7% 3.0% 4.0% 4.9% 5.7% 6.0% 6.6% 7.7% 7.9% 9.0% 8.5% 8,400 19,800 28,100 37,500 44,900 8,800 21,000 28,700 43,200 47,900 52,600 1.9% 4.0% 6.0% 7.9% 8.5% -4.0% -2.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 Imvexxy TRx Launch Comparison Launch Results Remain Strong References: 1. Total prescription data is based on IQVIA prescriber level data plus additional unique patient data identified through utiliz ati on of our affordability program. This includes two weeks of estimation for the lag in reporting retail data, which can cause minor fluctuations in historical com parisons. 2. Osphena and Intrarosa data sourced from Symphony Health Integrated Dataverse . 3. Vagifem data sourced from IQVIA National Prescriber Level Data. 4. Market share data based on IQVIA prescriber level data plus additional unique patient data identified through utilization of our affordability program. All trademarks are the property of their respective owners. *Month 15 for IMVEXXY is September 2019 % Market Share

5 5 Continued Strong Patient Adherence IMVEXXY: 4.0 fills/yr 3 (through Sept) • Vaginal creams: average 1.5 fills/yr 4 • Vaginal tablets: average 3.5 fills/yr 4 IMVEXXY Patient Adherence 1,2 Month Initial Prescription Filled Average # Fills for Those Patients Maximum Allowable Fills Given the Month of Initial Fill Sep 2019 1 Fill 1 Fill Aug 2019 1.8 Fills 2 Fills Jul 2019 2.4 Fills 3 Fills Jun 2019 2.9 Fills 4 Fills May 2019 3.4 Fills 5 Fills Apr 2019 3.9 Fills 6 Fills Mar 2019 4.4 Fills 7 Fills Feb 2019 4.9 Fills 8 Fills Jan 2019 5.3 Fills 9 Fills Dec 2018 5.7 Fills 10 Fills Nov 2018 6.5 Fills 11 Fills Oct 2018 6.5 Fills 12 Fills Sep 2018 7.0 Fills 13 Fills Aug 2018 8.3 Fills 14 Fills Jul 2018 8.2 Fills 15 Fills 1) Average number of fills per patient is the average number of fills per patient grouped by their initial month on therapy. 2) Total prescription data is based on IQVIA prescriber level data plus additional unique patients identified through utiliza tio n of our affordability program. 3) Average number of fills for all patients is calculated as Total Rx / Total Patients. 4) Total Rx/Patient Count Example of calculation: For patients who filled their initial prescription in November 2018, each of those patients averaged 6.5 fills from November 2018 through September 2019

Bijuva 1mg/100mg
(estradiol and progesterone) capsules

September Launch Metrics

BIJUVA Launch Metrics	
Total paid scripts dispensed to patients[1] (since launch through September 30, 2019)	~20,400
Total paid scripts (September 1-30, 2019)	~6,200
Total patients (since launch through September 30, 2019)	~9,100
Total prescribers[2] (since launch through September 30, 2019)	~3,600

[1] Total prescription data is based on IQVIA prescriber level data plus additional unique patients identified through utilization of our affordability program. This includes up to one week of estimation for the lag in reporting retail data, which can cause minor fluctuations in historical comparisons.
[2] Total Unique Prescribers that have sent a prescription to a pharmacy for at least 1 patient for BIJUVA.

TherapeuticsMD
For Her. For Life.

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